                                  EXHIBIT 99.1

FalconStor Releases An Additional 15% Of Shares Under Extended Lock-Up Period Of
April 30, 2003 For Stockholders of the Former FalconStor, Inc.

MELVILLE,   N.Y.--(BUSINESS  WIRE)--Jan.  16,  2002--FalconStor  Software,  Inc.
(Nasdaq: FALC - news) announced today that its Board of Directors has decided to release on January 17, 2002  approximately  an  additional  15% of the shares of common stock subject to lock-up agreements expiring on April 30, 2003.

This is in addition to the 10% release of shares  announced  on Monday,  January
14.

All holders of shares, except Principal Stockholders,  of common stock issued to the former  stockholders  of  FalconStor,  Inc., in connection  with its reverse merger with  Network  Peripherals,  Inc.  in August 2001 (a total of  31,316,599 shares  of  common  stock  were  issued in the  merger)  who have  agreed to the extended  lock-up period for their shares of FalconStor's  common stock to April
30, 2003, are eligible for this additional release period.

The shares subject to the lock-up include  approximately  22,188,671 shares held by  ReiJane  Huai,  the  Chairman,  President  and Chief  Executive  Officer  of
FalconStor,  Irwin Lieber, Barry Rubenstein and certain investment  partnerships affiliated  with them and  certain  other  large  stockholders  (the  "Principal
Stockholders").  The 15%  release of shares does not apply to the shares held by the Principal Stockholders.

"This additional release of 15% of stock should help continue an orderly release of shares onto the open market.  The Board of Directors  believe that this round of an additional  15% release of the lock-up is appropriate at this time due to, among other things, current market conditions," said ReiJane Huai. "The Board of
Directors  are very pleased that the last round of released  shares was absorbed quickly by the market."

FalconStor's Board of Directors does not intend to release any additional shares at the present time but will continue to evaluate the release of shares  subject to the lock-up based upon various factors including market conditions, advice of
its   investment   bankers  and  market  makers  and  the  Company's   operating
performance.

The lock-up  agreement  continues  to provide that the Board of Directors of the
Company may, in its sole discretion,  release any and all of the shares from the lock-up  restrictions.  The Principal  Stockholders  have further agreed, in the event that the Board  releases  any  additional  shares of common stock from the lock-up prior to April 30, 2003, that none of their shares will be released from the lock-up until all other  stockholders  subject to the extended  lock-up have been given the opportunity to have all their shares subject to the lock-up freed up for sale.

About FalconStor

FalconStor  Software,  Inc.  (Nasdaq:  FALC - news) helps enterprises rise above ever-expanding  storage  complexities and costs by providing a  state-of-the-art software-only  storage  networking  solution,  consolidating  storage management while  drastically  improving  storage  efficiency and quality of service.  With
unprecedented   manageability,    performance,    security,   and   flexibility,
FalconStor's  flagship product,  IPStor(TM) transcends the limitations that have historically confined SANs to local data centers.

Founded in 2000,  FalconStor is  headquartered  in Melville,  NY.  International offices include Paris, Tokyo and Taichung, Taiwan. FalconStor is a voting member of the Storage  Networking  Industry  Association  (SNIA).

This press release  includes  forward-looking  statements  that involve risk and uncertainties  that could cause  actual  results to differ  materially  from the forward-looking  statements.  These risks and uncertainties  include:  the early stage of FalconStor's business; delays in product development; market acceptance of FalconStor's  products and services;  technological change in the storage and networking  industries;  competition in the storage networking  software market;
the ability to achieve  profitability;  intellectual  property  issues and other disputes;  and other risk  factors  discussed in  FalconStor's  reports on Forms
10-K, 10-Q and other reports filed with the Securities and Exchange Commission.

FalconStor  and IPStor are  trademarks  of FalconStor  Software,  Inc. All other company and product names  contained  herein are  trademarks  of the  respective holders.

CONTACT:
     FalconStor Software, Inc.
     Herman Chin, 631/962-1163
     Public Relations
                or
     Christine Rogers, 631/962-1160
     Investor Relations